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Exhibit 5.5

CONSENT OF M. PITTUCK

        I hereby consent to the use of my name and references to the following report and document, in the registration statement on Form F-10 of Banro Corporation (the "Company") being filed with the United States Securities and Exchange Commission and the incorporation of such report by reference as an exhibit to the registration statement:

  1.
  The technical report dated August 17, 2007 entitled "Preliminary Assessment NI 43 101 Technical Report, Namoya Gold Project, Maniema Province, Democratic Republic of Congo" (the "Namoya Report");

  2.
  Section 2 (entitled "Regional Geology") and Section 3 (entitled "Kamituga") of the technical report of Steffen, Robertson and Kirsten (UK) Ltd. dated February 2005, and entitled "NI 43-101 Technical Report, Resource Estimation and Exploration Potential at the Kamituga, Lugushwa and Namoya Concessions, Democratic Republic of Congo" (the "Kamituga Report");

  3.
  The annual information form of the Company dated March 28, 2008, which includes reference to my name in connection with information relating to the Namoya Report and the Kamituga Report; and

  4.
  The technical report dated August 13, 2008 entitled "Pre-feasibility Study NI 43-101 Technical Report, Twangiza Gold Project, South Kivu Province, Democratic Republic of the Congo."

Date: September 2, 2008
/s/ MARTIN PITTUCK Name: Martin F. Pittuck Title: Principal Resource Geologist, SRK Consulting, UK Limited

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  Exhibit 5.5
CONSENT OF M. PITTUCK